                                                                 EXHIBIT (e)(22)

                                     FORM OF
                   OPTION RELINQUISHMENT AND RELEASE AGREEMENT


         THIS OPTION RELINQUISHMENT AND RELEASE AGREEMENT, dated this __________ day of November, 2001 (this "Release"), is made and entered into by and between DevX Energy Inc., a Delaware corporation ("DevX"), and __________, a resident of __________ County, _________________ ("Holder").

                                   WITNESSETH:

         WHEREAS, DevX and Holder entered into one or more Stock Option Agreements, so referenced on Exhibit A to this Release (the "Option Agreements"), under the DevX, Inc. 1997 Incentive Stock Option Plan, pursuant to which Holder was granted rights to purchase a specified number of shares of common stock, par value $0.234 per share ("DevX Common Stock");

         WHEREAS, DevX, Comstock Resources, Inc., a Nevada corporation ("Parent"), and Comstock Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of Parent ("Purchaser"), have entered into that certain Agreement and Plan of Merger, dated as of November 12, 2001,(the "Merger Agreement"), pursuant to which (i) Purchaser has agreed to initiate a tender offer (the "Tender Offer") to acquire all outstanding shares of DevX Common Stock for the Per Share Amount (as defined in the Merger Agreement) and (ii) following completion of the Tender Offer DevX, Parent and Purchaser have agreed to effect a merger of Purchaser with and into DevX upon the satisfaction or waiver of certain conditions set forth in the Merger Agreement;

         WHEREAS, the parties to the Merger Agreement desire that, upon the consummation of the tender offer contemplated by the Merger Agreement, (i) holders of each share of DevX Common Stock properly tendered pursuant to the terms of the tender offer receive the Per Share Amount in cash, as set forth in
Article II of the Merger Agreement and (ii) each outstanding option to purchase DevX Common Stock be converted into the right to receive the cash amount equal to the product of (A) the number of shares of DevX Common Stock subject to such option (irrespective of whether such option is then exercisable) and (B) the amount by which the Per Share Amount exceeds the exercise or strike price per share of DevX Common Stock subject to such option immediately prior to the Share Acceptance Date (as defined in the Merger Agreement); and

         WHEREAS, the parties to this Release desire that in consideration for the total cash consideration set forth on Exhibit A to this Release (such cash consideration, net of applicable withholdings, being the "Option Merger Consideration") payable to Holder pursuant to the terms of the Merger Agreement, Holder will (i) transfer to DevX all of Holder's rights under the Option

Agreements to acquire DevX Common Stock, and (ii) release all existing or potential claims under the Option Agreements and the related stock option plans.

         NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, subject to and effective upon the consummation of the tender offer contemplated by the Merger Agreement, as follows:

         1. Relinquishment.

         In consideration for, and effective upon, the receipt by Holder of the Option Merger Consideration pursuant to the terms of this Release, Holder does hereby relinquish any and all rights of Holder under the Option Agreements and any other agreement or plan to acquire (i) DevX Common Stock or (ii) any other equity security of DevX or any affiliate thereof, except as otherwise indicated on Exhibit A. The receipt by Holder of the Option Merger Consideration shall constitute complete and full payment for the relinquishment of all rights of Holder under the Option Agreements and any other agreement and plan to acquire
(i) DevX Common Stock or (ii) any other equity security of DevX or any affiliate thereof, except as otherwise indicated on Exhibit A. Holder hereby represents and warrants to DevX that, except as otherwise indicated on Exhibit A, the Option Agreements are the only agreements or understandings between Holder and DevX or any affiliate of DevX pertaining to the grant by DevX (or any affiliate of DevX) of any right, option or warrant to acquire (i) DevX Common Stock or
(ii) any other equity security of DevX or any affiliate thereof; provided, however, that nothing in this Release shall be deemed a release or termination of any other agreement between DevX and Holder or any other rights under policies and benefits of DevX applicable to Holder. All payments of Option Merger Consideration hereunder shall be subject to withholding for federal income taxes and FICA taxes.

         2. Release.

         Holder for himself and his successors and assigns hereby releases, acquits, and forever discharges DevX and DevX's respective past and future subsidiaries, affiliates, employees, officers, directors, stockholders, agents, representatives, successors and assigns (collectively, the "Released Parties") of and from any and all actions, causes of action, suits, claims, demands, judgments, damages, obligations and liabilities of any kind, at law or in equity, known or unknown, which Holder had, now has, or hereafter may have against the Released Parties, or any of them, under the Option Agreements or any other agreement or plan to acquire (i) DevX Common Stock or (ii) any other equity security of DevX or any affiliate thereof, except as otherwise indicated on Exhibit A; provided, however, that nothing in this Release shall be deemed a release or termination of any other agreement between DevX and Holder or any other rights under policies and benefits of DevX applicable to Holder.

         3. Third Party Beneficiary.

         The parties hereto understand and hereby acknowledge that Parent and Purchaser are (i) consummating the transactions contemplated in the Merger Agreement in reliance upon the execution and delivery of this Release and (ii) third party beneficiaries to this Release, and shall be entitled to rely upon and to enforce each of the respective agreements, rights and obligations hereunder to the same extent as if Parent and Purchaser were parties hereto.

         4. Separate Representation.

         The Holder hereby acknowledges that (i) Holder has not been represented by Haynes and Boone, L.L.P. or any other counsel or advisors engaged by DevX in connection with this Release or any other agreements or issues related to the transactions contemplated in the Merger Agreement, (ii) Holder has had sufficient time and opportunity to review this Release and all other documents affecting his or her interests in connection with the transactions contemplated in the Merger Agreement, and (iii) Holder has been advised to engage and consult separate counsel in connection with this Release and all other agreements or issues related to the transactions contemplated in the Merger Agreement.

         5. CHOICE OF LAW.

         THE VALIDITY OF THIS RELEASE, THE CONSTRUCTION OF ITS TERMS AND THE DETERMINATION OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS THERETO.

         6. Jurisdiction and Venue.

         Any judicial proceeding brought by or against any of the parties to this Release on any dispute arising out of this Release shall be brought in the state or federal courts of Dallas County, Texas, and by execution and delivery of this Release, each of the parties hereto accepts the exclusive jurisdiction and venue of the aforesaid courts and agrees to be bound by any judgment rendered thereby in connection with this Release after exhaustion of all appeals (or by the appropriate appellate court if such appellate court renders judgment).

         7. Binding Nature.

         This Release shall bind and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns.

         8. Counterparts.

         This Release may be executed in multiple counterparts, each of which shall be deemed an original for all purposes and all of which shall be deemed collectively to be one agreement, but in making proof hereof it shall only be necessary to exhibit one such counterpart.


         IN WITNESS WHEREOF, each of the parties hereto has caused this Release to be executed effective as of the date first above written.


                                       DEVX ENERGY, INC.



                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                              ----------------------------------


                                       HOLDER:



                                       -----------------------------------------
                                       Name

                                 SPOUSAL RELEASE

         I, _______________________________, am the spouse of Holder. I have read and understand this Release and the documents referred to herein, and I hereby agree to all of the terms of this Release and release any and all claims that I may have against DevX or any affiliate thereof arising from the Option Agreements or any other agreement or plans to acquire (i) DevX Common Stock or
(ii) any other equity security of DevX or any affiliate thereof (except as otherwise indicated on Exhibit A).


                                        SPOUSE:



                                        ----------------------------------------
                                        (If not married, please mark
                                        "Not Applicable" on this line)

                                    EXHIBIT A


NAME OF HOLDER:
                --------------------

                                                            MERGER PRICE MINUS
      DATE OF         NUMBER OF OPTIONS                     EXERCISE PRICE PER      CONSIDERATION PAYABLE
       GRANT             OUTSTANDING      EXERCISE PRICE    OPTION OUTSTANDING           TO HOLDER
      -------         -----------------   --------------    ------------------      ---------------------
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $
                                          $                 $                       $


TOTAL                                                                               $


Other agreements or understandings between Holder and DevX or any affiliate of DevX pertaining to the grant by DevX (or any affiliate of DevX) of any right, option or warrant to acquire Common Stock or any other equity security of DevX or any affiliate of DevX:

                                      NONE